DRYDEN GOVERNMENT INCOME FUND, INC.
(formerly known as Prudential Government Income Fund, Inc.)
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



                                                      October 24, 2003





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:	Dryden Government Income Fund, Inc. (the ?Fund?)
	(formerly known as Prudential Government Income Fund, Inc.)
         File No.:  811-3712


Ladies and Gentlemen:

         Please find enclosed the following items: (1) the Semi-Annual Report on Form N-SAR for the Fund for the six-month period ended August 31, 2003, and (2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.


                                                       Very truly yours,



                                                       /s/Deborah A. Docs
                                                         Deborah A. Docs
                                                            Secretary



DAD
Enclosures



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 24th day of October, 2003.









DRYDEN GOVERNMENT INCOME FUND, INC.
(formerly known as Prudential Government Income Fund, Inc.)





Witness:/s/Deborah A. Docs			By:/s/Grace C. Torres
            Deborah A. Docs		         Grace C. Torres
            Secretary			      Treasurer and Principal
           Financial and Accounting
						  Officer




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